Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement Form S-8 No. 33-20815 pertaining to the 1987 Nonqualified Stock Option Plan, Registration Statement Form S-8 No. 33-881100 pertaining to the 1993 Non-Employee Directors Stock Option Plan, Registration Statement Form S-8 No. 33-81124 pertaining to the 1991 Long-Term Incentive Plan, Registration Statement Form S-8 No. 333-88744 pertaining to the 2000 Employee Stock Option Plan and Registration Statement Form S-8 No. 333-43631 pertaining to the Non-Employee Directors Deferred Compensation Plan, of our report dated March 18, 2005, except for Note 13, as to which the date is March 30, 2005 and except for Note 1 as to which the date is November 11, 2005 with respect to the consolidated financial statements and schedule of Almost Family, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2004.



/S/ERNST & YOUNG LLP


Louisville, Kentucky
November 11, 2005